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                                                                    EXHIBIT 23.5

                   CONSENT OF WILLIAM BLAIR & COMPANY, L.L.C.

     We hereby consent to the use of our opinion dated November 9, 2000 to the board of directors of Active Voice Corporation as Appendix F to the proxy statement/prospectus included in the Registration Statement on Form S-4 relating to the merger of a wholly-owned subsidiary of Cisco Systems, Inc. with and into Active Voice Corporation and to the references to our firm name in such proxy statement/ prospectus in each place is appears therein. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                         By: /s/ WILLIAM BLAIR & COMPANY, L.L.C.
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